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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Spatial Technology Inc.:

We consent to incorporation by reference in the registration statements (No. 333-72757) on Form S-3 and (Nos. 333-14429, 333-56079, 333-59569 and 333-85939)
on Form S-8, of Spatial Technology Inc. of our report dated October 6, 2000, relating to the balance sheets of Prescient Technologies, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholder's deficit and cash flows for the years then ended, which report appears in the Current Report on Form 8-K of Spatial Technology Inc. dated October 18, 2000.


                                    KPMG LLP

Boulder, Colorado
October 16, 2000